Exhibit 10.1

AMENDMENT NO.1 TO

CONSULTING AGREEMENT

This Amendment No. 1 to Consulting Agreement (“Amendment”) is entered into by and between Outlook Therapeutics, Inc. (“Company”) and Scott Three Consulting, LLC (such entity, including its control persons, affiliates, directors and officers, “Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”) as of November 1, 2021 (“Effective Date”).

Company and Consultant entered into that certain Consulting Agreement as of January 27, 2020 (the “Consulting Agreement”), and Company and Consultant desire to amend Exhibit A of the Consulting Agreement pursuant to the terms of this Amendment. In consideration of Consultant’s continued engagement with the Company and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.              Definitions

Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Consulting Agreement.

2.              Amendments

The Parties hereby agree that the Consulting Agreement shall be amended as follows:

In Section 2 of Exhibit A of the Consulting Agreement, reference to “20 hours” shall be struck and replaced with “30 hours” so that the relevant portion of Section 2 of Exhibit A of the Consulting Agreement shall read as follows:

“The Company and Consultant agree that the Services: (A) will require up to 30 hours of work by Consultant per week for the Company, provided that Consultant may provide more than 30 hours of work upon mutual agreement of the Parties . . . .”

The Services Fee in Section 3.A of Exhibit A of the Consulting Agreement shall be increased from a monthly fee of $25,000 to a monthly fee of $37,500 for performing the Services during the term of the Consulting Agreement.

3.              Continuation

Except as set forth herein, all of the terms and conditions set forth in the Consulting Agreement, including its exhibits, are unchanged and shall remain in full force and effect and are hereby ratified and confirmed by the Parties hereto. If any provision of this Amendment is inconsistent with the Consulting Agreement, the Parties intend that the terms of this Amendment shall control solely to the extent required to make the Consulting Agreement consistent with this Amendment.

4.              Construction of Terms

This Amendment constitutes the entire understanding between the Parties with respect to the subject matter hereof, and supersedes any other agreements or promises made to Consultant by anyone with respect to this subject matter, whether oral or written. No modification to this Amendment shall be valid unless in writing and signed by the Parties hereto.

5.              Governing Law

This Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of any jurisdiction.

6.              Counterparts

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, with the same force and effectiveness as though executed in a single document.

7.              Effective Date

The terms and conditions set forth in this Amendment shall be effective as of the Effective Date.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of November 8, 2021.

SCOTT THREE CONSULTING, LLC		Outlook Therapeutics, Inc.

By:	/s/ Jeff Evanson	By:	/s/ C. Russell Trenary III

Name:	Jeff Evanson	Name:	C. Russell Trenary III

Title:	President	Title:	President & CEO

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